EXHIBIT 99.1

CERTIFICATION UNDER SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Neil D. Wilkin, Jr., President and Chief Financial Officer of Optical Cable Corporation (the Company), certify that:

1.	The Quarterly Report on Form 10-Q of the Company to which this certification is an exhibit for the quarter ended January 31, 2003 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of January 31, 2003 and for the period then ended.

Date: March 17, 2003

/s/NEIL D. WILKIN, JR.

Neil D. Wilkin, Jr.

President (principal executive officer) and
Chief Financial Officer